Exhibit 16.1

November 24, 2011

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by Solar Thin Films, Inc. under Item 4.01 of its Form 8-K dated November 7, 2011. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Solar Thin Films, Inc. contained therein.

Very truly yours,

/s/ Marcum LLP

S:\BUSINESS\Word_Processing\Common\Finalized\Solar Thin Films, Inc\2011\Letters\Change of Accountants Letter.doc

Marcum LLP ■ 750 Third Avenue ■ 11th Floor ■ New York, New York 10017 ■ Phone 212.485.5500 ■ Fax 212.485.5501 ■ marcumllp.com

November 24, 2011

Mr. Robert M. Rubin
Chairman and Chief Executive Officer
Solar Thin Films, Inc.
116 John Street, Suite 1120
New York, NY 10038

Re: Solar Thin Films Inc.

Gentlemen:

This is to confirm that the client-auditor relationship between Solar Thin Films Inc. and Marcum LLP has ceased effective November 14, 2011.

Very truly yours,

/s/ Marcum LLP

Sent Via E-Mail:

cc:Securities and Exchange Commission Via E-Mail [SECPSletters@sec.gov]

S:\BUSINESS\Word_Processing\Common\Finalized\Solar Thin Films, Inc\2011\Letters\Termination of Client-Auditor Relationship.doc

Marcum LLP ■ 750 Third Avenue ■ 11th Floor ■ New York, New York 10017 ■ Phone 212.485.5500 ■ Fax 212.485.5501 ■ marcumllp.com